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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation of our report dated August 25, 1997 relating to the financial statements of MascoTech Accessories (the "Predecessor"), a division of MascoTech, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Bloomfield Hills, Michigan
March 30, 1998